EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

East West Bank Employees 401(k) Savings Plan
Pasadena, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-105292) of East West Bancorp, Inc. of our report dated June 23, 2016, relating to the financial statements and supplemental schedules of East West Bank Employees 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Los Angeles, California
June 23, 2016